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                                                                       EXHIBIT 5


                          THOMPSON HINE & FLORY LLP
                          2000 Courthouse Plaza N.E.
                                P.O. Box 8801
                            Dayton, OH 45401-8801

                               Attorneys at Law


                                July 14, 1997

  Robbins & Myers, Inc.
  1400 Kettering Tower
  Dayton, Ohio 45423

  Gentlemen:

                As counsel for Robbins & Myers, Inc., an Ohio corporation (the "Company"), we have assisted the Company in the preparation and filing of the Company's Form S-3 Registration Statement (the "Registration Statement") relating to 200,000 Common Shares, without par value (the "Shares"), of the Company that may be issued under the Company's Investor Stock Purchase Plan (the "Plan").

                In addition to having assisted the Company in the preparation and filing of the Form S-3 Registration Statement, we have examined such corporate proceedings and records of the Company and have made such other investigations as we have deemed necessary for purposes of this opinion.

                Based upon the foregoing, it is our opinion that the Shares have been duly authorized, and when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

                This opinion is solely for your information in connection with the Registration Statement and is not to be quoted or otherwise referred to in any of your financial statements or public releases, filed with any governmental agency, or given to any other person without our prior written consent. This opinion may not be relied upon by any other person, or used by you for any other purpose, without our prior written consent.

                We consent to the use of this opinion as an Exhibit to the Registration Statement, and we consent to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part of the Registation Statement.

                                         Very truly yours,

                                         /s/Thompson Hine & Flory LLP

                                         THOMPSON HINE & FLORY LLP